UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2012

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 19, 2012, CoreLogic, Inc. (the “Company”) issued a press release announcing that the Company intends to add new independent members to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company has further extended the deadline by which proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in order to be considered at the Company’s 2012 Annual Meeting of Stockholders. As a result of the extension, such proposals must now be received by the Corporate Secretary at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, no later than May 1, 2012 to be considered timely. Any such proposal must also comply with all other requirements set forth in the Company’s Amended and Restated Bylaws and other applicable law, and may not otherwise be presented at the Company’s 2012 Annual Meeting of Stockholders. Depending on the timing of the director search process described in the attached press release, the Board may determine to further extend such deadline.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: March 19, 2012	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 19, 2012